Exhibit 99.1
ZOVIO INC
Corrected Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands)

	Quarterly Period Ended
	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Sept 30, 2018	Dec 31, 2018
EBITDA and Adjusted EBITDA Reconciliation:
GAAP net income (loss)	$(5,145)	$1,310	$15,080	$1,661	$(13,415)
Interest expense (income), net	(251)	(235)	(272)	(312)	(457)
Income tax expense (benefit)	(456)	(1,680)	(5,452)	(415)	(35)
Depreciation and amortization	2,043	1,758	1,775	1,667	1,586
EBITDA	(3,809)	1,153	11,131	2,601	(12,321)
Legal settlement expense	1,845	—	141	—	—
Restructuring and impairment charges	(120)	(159)	2,729	1,225	3,999
Separation transaction costs	—	1,153	1,103	2,578	3,247
Adjusted EBITDA	$(2,084)	$2,147	$15,104	$6,404	$(5,075)

	Quarterly Period Ended
	Mar 31, 2019	Jun 30, 2019	Sept 30, 2019	Dec 31, 2019	Mar 31, 2020
EBITDA and Adjusted EBITDA Reconciliation:
GAAP net income (loss)	$(6,642)	$(17,597)	$(7,558)	$(23,015)	$2,020
Interest expense (income), net	(453)	(240)	(126)	(91)	(53)
Income tax expense (benefit)	46	(2,435)	(148)	1,766	(12,777)
Depreciation and amortization	1,498	2,699	2,974	3,055	2,978
EBITDA	(5,551)	(17,573)	(4,858)	(18,285)	(7,832)
Restructuring and impairment charges	267	5,394	2,467	13,575	2,763
Separation transaction costs	2,194	1,814	951	874	1,522
Acquisition costs	921	7,471	1,652	1,570	2,658
Adjusted EBITDA	$(2,169)	$(2,894)	$212	$(2,266)	$(889)

Exhibit 99.1
ZOVIO INC
Corrected Reconciliation of GAAP to Non-GAAP Financial Measures (Continued)
(Unaudited)
(In thousands)

	Year-to-Date Period Ended
	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Sept 30, 2018	Dec 31, 2018
EBITDA and Adjusted EBITDA Reconciliation:
GAAP net income (loss)	$9,111	$1,310	$16,390	$18,051	$4,636
Interest expense (income), net	(1,210)	(235)	(507)	(818)	(1,275)
Income tax expense (benefit)	(1,174)	(1,680)	(7,132)	(7,547)	(7,582)
Depreciation and amortization	8,863	1,758	3,533	5,200	6,786
EBITDA	15,590	1,153	12,284	14,886	2,565
Legal settlement expense	1,845	—	141	141	141
Restructuring and impairment charges	7,884	(159)	2,570	3,795	7,795
Separation transaction costs	—	1,153	2,256	4,834	8,081
Adjusted EBITDA	$25,319	$2,147	$17,251	$23,656	$18,582

	Year-to-Date Period Ended
	Mar 31, 2019	Jun 30, 2019	Sept 30, 2019	Dec 31, 2019	Mar 31, 2020
EBITDA and Adjusted EBITDA Reconciliation:
GAAP net income (loss)	$(6,642)	$(24,239)	$(31,797)	$(54,812)	$2,020
Interest expense (income), net	(453)	(693)	(819)	(910)	(53)
Income tax expense (benefit)	46	(2,389)	(2,537)	(770)	(12,777)
Depreciation and amortization	1,498	4,198	7,171	10,229	2,978
EBITDA	(5,551)	(23,123)	(27,982)	(46,263)	(7,832)
Restructuring and impairment charges	267	5,661	8,128	21,702	2,763
Separation transaction costs	2,194	4,008	4,959	5,832	1,522
Acquisition costs	921	8,391	10,043	11,613	2,658
Adjusted EBITDA	$(2,169)	$(5,063)	$(4,852)	$(7,116)	$(889)